Exhibit (h)(40)

REVISED EXHIBIT A

TO THE SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS EXHIBIT A, dated as of December 28, 2010, is revised Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of April 1, 2000, as amended, between BNY Mellon Investment Servicing (US) Inc. (formerly PNC Global Investment Servicing (U.S.) Inc.) and Aston Asset Management, LP (formerly Aston Asset Management LLC), assignee to ABN AMRO Investment Fund Services, Inc. (f/k/a Alleghany Investment Services). This Exhibit A is revised for the addition of Aston/River Road Independent Value Fund. This Exhibit A shall supersede all previous forms of this Exhibit A.

ASTON FUNDS

Aston/TCH Fixed Income Fund

Aston/Optimum Mid Cap Fund

Aston/Veredus Aggressive Growth Fund

Aston/Veredus Select Growth Fund

Aston/Montag & Caldwell Balanced Fund

Aston/Montag & Caldwell Growth Fund

Aston/TAMRO Diversified Equity Fund

Aston/TAMRO Small Cap Fund

Aston/Fortis Real Estate Fund

Aston Value Fund

Aston/River Road Dividend All Cap Value Fund

Aston/River Road Small Cap Value Fund

Aston/Optimum Large Cap Opportunity Fund

Aston/River Road Select Value Fund

Aston/Neptune International Fund

Aston/Montag & Caldwell Mid Cap Growth Fund

Aston/Barings International Fund

Aston/Cardinal Mid Cap Value Fund

Aston Dynamic Allocation Fund

Aston/M.D. Sass Enhanced Equity Fund

Aston/New Century Absolute Return ETF Fund

Aston/Lake Partners LASSO Alternatives Fund

Aston/Fasciano Small Cap Fund

Aston/Herndon Large Cap Value Fund

Aston/Singer Macro Allocation Fund

Aston/Crosswind Small Cap Growth Fund

Aston/River Road Independent Value Fund

BNY MELLON INVESTMENT SERVICING (US) INC.	ASTON ASSET MANAGEMENT, LP

By:	By:

Name:	Name:

Title:	Title: